Exhibit 23.2
Consent of Independent Auditor
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Redwire Corporation of our report dated January 17, 2023, relating to the annual accounts of Qinetiq Space NV, appearing in the Current Report on Form 8-K/A filed by Redwire Corporation on January 17, 2023.
We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.
RSM INTERAUDIT BV
/s/ RSM INTERAUDIT BV
Antwerp, Belgium
June 8, 2023

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